Exhibit 99.2

ANR, Inc.

000004

IMPORTANT SPECIAL MEETING INFORMATION

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on [●], 2018.

Vote by Internet

- Go to **www.investorvote.com/ANRI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Special Meeting Proxy Card — Common Stockholders

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE: This proxy card only represents shares of ANR, Inc. common stock. If you also own shares of Alpha Natural Resources Holdings, Inc. common stock, a separate card will be issued for you to vote those shares. Please be sure to submit all additional proxy cards you may receive.

A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

	For	Against	Abstain
1. **The ANR Merger Proposal** The approval of a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 2018, by and among ANR, Inc. ("ANR"), Alpha Natural Resources Holdings, Inc., Contura Energy, Inc., Prime Acquisition I, Inc. and Prime Acquisition II, Inc. ("MergerSub2"), as it relates to the merger of MergerSub2 with and into ANR (the "ANR merger"), with ANR as the surviving corporation of the ANR merger (the "ANR merger proposal").	☐	☐	☐
2. **The ANR Adjournment Proposal** The approval of one or more adjournments of the ANR special meeting, if necessary or appropriate, including adjournments to permit the further solicitation of proxies in favor of the ANR merger proposal if there are not otherwise sufficient votes to approve the proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02WPJE

Special Meeting of Stockholders of ANR, Inc. [•], 2018 at [•] [a.m.][p.m.] Local Time 575 Madison Avenue, 11th Floor, New York, NY 10022-2585 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANR, Inc. + Proxy — ANR, Inc. Common Stockholders Proxy Solicited by Board of Directors for Special Meeting – [•], 2018 David J. Stetson, Samuel M. Hopkins II and Andrew B. McCallister, or any of them, each with full power of substitution, are hereby appointed as the undersigned’s proxies (the “Proxies”) and are hereby authorized to represent and vote all shares of ANR, Inc. common stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of ANR, Inc. to be held on [•], 2018 (which will be held concurrently with the Special Meeting of Stockholders of Alpha Natural Resources Holdings, Inc.), or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as the stockholder directs. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +